SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 3, 2006, the Registrant announced that the Board of Directors has determined to defer shareholder consideration of a proposed increase in the Registrant’s authorized capital stock which would have been voted upon at the Annual Meeting of Shareholders on May 9, 2006.

As disclosed in preliminary proxy solicitation materials filed with the Securities and Exchange Commission, the Board of Directors proposed an increase in the Registrant’s authorized common stock from 9,000,000 to 24,000,000 shares.

Prior to mailing definitive proxy solicitation materials in connection with the 2006 Annual Meeting, the Registrant was advised of a shareholder objection to the proposed increase. As a result, the Board of Directors has determined to withhold the proposal from shareholder consideration at the Annual Meeting. The Board of Directors expects to submit the proposal for shareholder consideration at a meeting to be held on a later date. The Board also will seek to communicate with the objecting shareholder to better understand the nature of the opposition to the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Andrew C. Bearden, Jr.
	Name:	Andrew C. Bearden, Jr.
	Title:	Executive Vice President and Chief
Financial Officer